SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: MARCH 13, 2006
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                        1-16725                42-1520346
(State or other jurisdiction    (Commission file number)   (I.R.S. Employer
    of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

In the earnings guidance provided by Principal Financial Group, Inc. (the "Company") in its press release and Current Report on Form 8-K filed December 2, 2005, the Company included an assumption that it would purchase approximately $100 million worth of its own common stock during the 2006 calendar year. The Company continually monitors its capital resources and liquidity, and may repurchase several hundred million dollars worth of its own common stock, absent more attractive investment opportunities, contingent upon several factors. Those factors include the outcome of capital adequacy discussions with rating agencies, regulatory approval, and authorization by the Company's board of directors.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:      /s/ Michael H. Gersie
                                             -----------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    March 13, 2006